SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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MICRO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MICRO THERAPEUTICS, INC.
2 Goodyear
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 30, 2002

TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.,

The 2002 annual meeting of stockholders of Micro Therapeutics, Inc. (the “Company”), will be held at 2 Goodyear, Irvine, California 92618 on May 30, 2002, at 10:00 a.m., for the following purposes as more fully described in the accompanying proxy statement:

(1)  To elect the following seven nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

James Corbett	GeorgeWallace
Kim Blickenstaff	Dale A. Spencer
Elizabeth Weatherman	Richard Emmitt
PaulBuckman

(2)  To consider and vote upon a proposal to amend the Company’s 1996 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 1,500,000 shares, bringing the total number of shares issuable thereunder to 4,750,000.

(3)  To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

(4)  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 12, 2002 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

By:	/s/ JAMES CORBETT
James Corbett Chairman of the Board of Directors, and acting Chief Executive Officer and President

Irvine, California
April 30, 2002

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

MICRO THERAPEUTICS, INC.
2 Goodyear
Irvine, California 92618

PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Micro Therapeutics, Inc., a Delaware corporation (the “Company”), for use at its 2002 annual meeting of stockholders to be held on May 30, 2002, at 10:00 a.m., at 2 Goodyear, Irvine, California 92618. This proxy statement and the accompanying proxy are being mailed to stockholders on or about May 2, 2002. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “for” the nominees for election of directors named in this proxy statement, “for” the amendment of the 1996 Stock Incentive Plan and “for” the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

VOTING SECURITIES

The shares of common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on April 12, 2002, the record date, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were 20,347,654 shares of common stock outstanding and entitled to vote. No shares of the Company’s preferred stock, $.001 par value, were outstanding. Each stockholder is entitled to one vote for each share of common stock held as of the record date. The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock issued and outstanding on the record date, therefore, a majority of shares entitled to vote and represented in person or by proxy will constitute a quorum at the meeting. In proposal 1, the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected as directors. Proposals 2 and 3 each require for approval the affirmative vote of a majority of the shares present or represented at the annual meeting and entitled to vote thereat. Shares that are voted “for,” “against” or “abstain” in a matter, and broker non-votes, are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted “for,” “against” or “abstain” are treated as shares “present and entitled to vote” at the annual meeting with respect to such matter. Accordingly, broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number “present and entitled to vote” with respect to a proposal, except for a proposal which requires the affirmative vote of a majority of the shares of common stock of the Company outstanding as of the record date, in which case a broker non-vote will have the effect of a vote against such proposal. Abstentions will be counted as votes against a proposal. Neither abstentions nor broker non-votes will have any effect on the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the annual meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote “against” the matter being voted upon.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws, as amended, authorize a total of eight directors. Currently, there are seven members of the Board of Directors. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

The names and certain information concerning the seven nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS

All members of the Company’s Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

The director nominees of the Company are as follows:

Name	Age	Position
James Corbett	44	Chairman of the Board of Directors, and acting Chief Executive Officer and President

George Wallace	43	Director

Kim Blickenstaff	49	Director

Dale A. Spencer	56	Director

Elizabeth Weatherman	42	Director

Richard Emmitt	57	Director

Paul Buckman	46	Director

Mr. Corbett became the Chairman of the Board of Directors of the Company in January 2002. He was named as the Company’s acting Chief Executive Officer and President on April 23, 2002. Since January 2002, he has served as President of ev3 International, Inc., the distributor of the Company’s products in Europe and other parts of the world, and Executive Vice President of ev3 Inc., the parent company of ev3 International, Inc. From February 2001 to January 2002, he worked as an independent medical device consultant. From January 1999 to February 2001, Mr. Corbett was President and Chief Executive Officer of Home Diagnostics, Inc., a medical device company. From 1992 to November 1998, he held a number of senior management positions with SciMed Life Systems, Inc. and subsequently, Boston Scientific, including president of Boston Scientific’s international operations. Mr. Corbett currently serves on the board of directors of ev3 Inc., Symphonix, Inc. and TherOx, Inc. Mr. Corbett holds a B.S. in Business Administration from Kansas University.

Mr. Wallace is a founder of the Company and served as Chief Executive Officer, President and a director from the Company’s formation in June 1993, until December 2000. He served as the Chairman of the Board of Directors from December 2000 until January 2002. Mr. Wallace has served as President and Chief Executive Officer of Sub-Q, Inc., a developer of vascular and biopsy closure devices, since January 2001. From 1989 to 1993, Mr. Wallace was with Applied Medical Resources, holding a number of positions, including General Manager of its Applied Vascular and Applied Urology Divisions. Applied Medical Resources is a manufacturer of specialty surgical products used in general, vascular and urologic surgery. From 1986 to 1989, Mr. Wallace was Vice President of Marketing and Sales for Vaser, Inc., a laser angioplasty company with peripheral and coronary laser angioplasty systems. From 1980 to 1986, Mr. Wallace held various positions in sales, sales management, marketing and marketing management at Edwards Laboratories, a division of American Hospital Supply and later Baxter International. Mr. Wallace holds a B.S. in Marketing from Arizona State University.

Mr. Blickenstaff has been a director of the Company since July 1997. Mr. Blickenstaff is President, Chief Executive Officer, director and co-founder of Biosite Diagnostics, Inc., a leading point-of care diagnostics company. Prior to forming Biosite Diagnostics, Inc. in 1988, Mr. Blickenstaff held various positions over a five year period with Hybritech, Inc. and was responsible for developing business plans and financing strategies which resulted in raising $70 million to fund Hybritech’s development of cancer diagnostic and therapeutic products. Prior to joining Hybritech, Mr. Blickenstaff held various management positions with The Christiana Companies Inc., National Health Laboratories, and Baxter Travenol Laboratories. Mr. Blickenstaff received his M.B.A. from the Graduate School of Business at Loyola University in Chicago.

Mr. Spencer has been a director of the Company since May 31, 2001. He currently serves as the Chairman of the Board of EndiCOR Medical, Inc., a privately held company, and as a director of and consultant to an affiliate of Warburg, Pincus Equity Partners, L.P. He is also chairman of the board of directors of ev3 Inc., and a director of ev3 International, Inc., and serves on the boards of several development stage medical device companies. From 1995 until 1999, Mr. Spencer was a member of the board of directors of Boston Scientific Corporation. Prior to this, from 1982 until 1995, Mr. Spencer was the Chairman of the Board and Chief Executive Officer of SciMed Life Systems.

Ms. Weatherman has been a director of the Company since July 2001. She is a Managing Director of Warburg Pincus LLC where she has been a member of the health care group since 1988. She is responsible for Warburg Pincus’ medical device investment activities. Ms. Weatherman currently serves on the board of directors of American Medical Systems Holdings, Inc. and Wright Medical Group, Inc., publicly held companies, as well as of ev3 Inc., the parent company of the distributor of the Company’s products in Europe and other parts of the world, Kyphon Inc., SURx, Inc. and Velocimed, Inc., all privately-held companies. She served as a director of Xomed Surgical Products, Inc. from April 1994 to November 1999.

Mr. Emmitt has been a director of the Company since July 2001. He has been a Managing Director of the Vertical Group, Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. He currently serves on the board of directors of American Medical Systems Holdings, Inc. and Wright Medical Group, Inc., publicly held companies, and A-Med Systems, Inc., EndiCOR Medical, Inc., Microvena Corporation, SURx, Inc. and Velocimed, Inc., all privately held companies. He served as a director of Xomed Surgical Products, Inc. from April 1994 to November 1999.

Mr. Buckman has been a director of the Company since July 2001. He is currently the President and Chief Executive Officer of EndiCOR Medical, Inc., a privately-held company. Mr. Buckman is also President and Chief Executive Officer of ev3 Inc., the parent company of the distributor of the Company’s products in Europe and other parts of the world. Prior to this, Mr. Buckman was the President of SciMed Life Systems from January 2000 until April 2001. From 1992 until 2000, Mr. Buckman served SciMed Life Systems in various capacities, including as Vice President of Sales, Marketing and New Business Development and Vice President of International Marketing. He is also a director of ev3 Inc.

BOARD MEETINGS AND ATTENDANCE

The Board of Directors of the Company held eleven (11) meetings during the fiscal year ended December 31, 2001. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served, held during the period they were a member of the Board. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee and a Compensation Committee.

Audit Committee.    The Audit Committee is comprised of three (3) directors selected by the Board of Directors of the Company. The current members of the Audit Committee are Kim Blickenstaff, Richard Emmitt and Dale Spencer. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company’s independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company’s books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company’s independent auditors. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee held two (2) meetings during the fiscal year ended December 31, 2001.

Compensation Committee.    The Compensation Committee is comprised of three (3) directors selected by the Board of Directors of the Company. The current members of the Compensation Committee are Paul Buckman, George Wallace and Elizabeth Weatherman. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company’s executive officers. The Compensation Committee held four (4) meetings during the fiscal year ended December 31, 2001.

The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company’s Board of Directors.

OTHER EXECUTIVE OFFICERS

The other current executive officers of the Company are as follows:

Mr. Harold Hurwitz, 50, joined the Company in December 1997 as Chief Financial Officer. From May 1997 until joining the Company, Mr. Hurwitz was Chief Financial Officer of Opal Concepts, Inc., a privately held company in the haircare industry. From February 1997 through April 1997, Mr. Hurwitz was a partner with Scott, Bankhead & Co., a certified public accounting firm. From September 1974 to October 1996, Mr. Hurwitz was an employee and partner with Coopers & Lybrand L.L.P., a certified public accounting firm. Mr. Hurwitz holds a B.A. in Economics from the University of California, Los Angeles.

Mr. William McLain, 52, joined the Company in September 1996 as Vice President Operations. From January 1990 until joining the Company, Mr. McLain held several positions at Applied Medical Resources, including Vice President of Operations from January 1994 until January 1995, Director of Materials and Planning, Director of Product Development for Laparoscopy and Director of Process Development from January 1990 until January 1994. From 1976 to 1990, Mr. McLain held various engineering and management positions with C.R Bard, American Hospital Supply, and Allergan, Inc. Mr. McLain holds an M.B.A. from Pepperdine University and a B.S. in Physics from the University of Colorado.

Mr. Earl Slee, 43, joined the Company in April 1998 as Vice President Research and Development. From August 1995 until 1998, Mr. Slee was Vice President Research and Development with Aequitron Medical, Inc., a manufacturer of portable respiratory care devices. From June 1992 until August 1995, Mr. Slee was Director of Engineering with Instromedix, a manufacturer of portable EKG monitors. From 1978 to 1992, Mr. Slee held various engineering and management positions with Pfizer, Welch Allyn and Hughes Aircraft Co. Mr. Slee holds an M.B.A. from the Tuck School of Business, Dartmouth College, an MSEE from San Diego State University, and a B.A. in Physics from the University of California, San Diego.

Mr. Brett Wall, 36, joined the Company in September 2000 as the Senior Director of Marketing and was promoted to Vice President—Marketing on April 2001. From September 1999 to September 2000, Mr. Wall was the Director of Marketing, Cardiovascular, for Boston Scientific Singapore, a multinational manufacturer of medical devices, and as Group Marketing Manager, Cardiology, from March 1997 to September 1999. He was Boston Scientific’s Marketing Manager, Japan, from September 1995 to March 1997. Mr. Wall served C.R. Bard, Inc., a developer, manufacturer and supplier of medical products and services, as International Market Manager from May 1994 to September 1995, as Area Market Manager from October 1992 to May 1994, and held various management positions at C.R. Bard from 1991 to 1992. Mr. Wall holds a B.S. in Comprehensive Business Administration, with an emphasis in Marketing, from the University of Nebraska at Kearney.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation earned during the three fiscal years ended December 31, 1999, 2000 and 2001 by the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus during 2001 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Securities Underlying Options(#)	All Other Comp. (1)
James Corbett (2)	2001	—		—	—	—
Chairman of the Board of Directors,	2000	—		—	—	—
and acting Chief Executive Officer and President	1999	—		—	—	—

Harold Hurwitz	2001	178,827		24,990	30,000	—
Chief Financial Officer	2000	162,100		28,000	40,000	—
	1999	145,800		20,000	13,125	—

William McLain	2001	168,308		26,040	30,000	—
Vice President—Operations	2000	153,500		25,000	40,000	—
	1999	139,150		22,000	13,125	—

Earl Slee	2001	184,086		31,237	30,000	—
Vice President—Research and	2000	167,601		27,000	42,000	—
Development	1999	151,525		8,000	13,125	—

Brett Wall(3)	2001	155,258	(4)	27,531	52,250	—
Vice President—Marketing	2000	38,000		17,346	50,000	—
	1999	—		—	—	—

John Rush(5)	2001	220,000		66,000	50,000	$19,241	(6)
	2000	118,100		68,900	300,000	—
	1999	—		—	—	—

(1)	Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer’s salary and bonus.
(2)
Mr. Corbett was named as the Company’s acting Chief Executive Officer and President on April 23, 2002. He does not currently receive any compensation in his capacity as acting Chief Executive Officer and President.

(3)	Mr. Wall was hired on September 18, 2000 and promoted to Vice President—Marketing on April 1, 2001.
(4)	Includes $10,258 in additional compensation as reimbursement for relocation expenses.
(5)
Mr. Rush was hired on May 10, 2000 as the Executive Vice President of Marketing and Sales, was promoted to Chief Operating Officer on November 6, 2000, and became Chief Executive Officer and President on December 13, 2000. He resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

(6)	Reflects $19,241 for rent related to corporate apartment for use by Mr. Rush near the Company’s offices in Irvine, California.

OPTION MATTERS

Option Grants.    The following table sets forth certain information concerning grants of options to each of the Company’s Named Executive Officers during the fiscal year ended December 31, 2001.

Option Grants in Last Fiscal Year

	(Individual Grants)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Share)	Expiration Date
James Corbett(2)	—	—	—	—
Harold Hurwitz	30,000	4.15%	$6.0500	7/3/11
William McLain	30,000	4.15%	$6.0500	7/3/11
Earl Slee	30,000	4.15%	$6.0500	7/3/11
Brett Wall	20,000	2.76%	$4.9062	4/4/11
	2,250	0.31%	$4.4500	5/2/11
	30,000	4.15%	$6.0500	7/3/11
John Rush(3)	50,000	6.91%	$6.0500	7/3/11

(1)	Options to purchase an aggregate of 723,472 shares of common stock were granted to employees, including the Named Executive Officers during the fiscal year ended December 31, 2001.
(2)	Mr. Corbett was named as the Company’s acting Chief Executive Officer and President on April 23, 2002.
(3)	Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

Aggregate Option Exercises in Last Fiscal Year.    The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company’s common stock ($6.29 per share).

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James Corbett(1)	—	—	—	—
Harold Hurwitz	116,011	32,114	$60,825	$6,450
William McLain	86,109	32,091	$53,391	$6,450
Earl Slee	137,000	33,125	$33,825	$6,450
Brett Wall	75,374	26,876	$32,566	$6,450
John Rush(2)	350,000	—	$351,950	—

(1)	Mr. Corbett was named as the Company’s acting Chief Executive Officer and President on April 23, 2002.
(2)	Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company is not a party to any written employment or severance agreements with its executive officers, except that the Company has entered into a separation agreement with John Rush, who resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors on April 23, 2002. Under the terms of the separation agreement, Mr. Rush will provide consulting services to the Company and continue receive his base salary for a period of one year, and he will continue to make himself available to the Company to provide certain services at the Company’s request until July 26, 2003.

DIRECTORS’ FEES

Non-employee directors are compensated in the amount of $2,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. Additionally, all directors are reimbursed for certain expenses incurred for meetings of the Board of Directors which they attend. At the discretion of the Board of Directors, each non-employee director will be granted options under the Company’s 1996 Stock Incentive Plan. Currently, each non-employee director shall receive an initial grant of 16,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of 4,000 shares upon each reelection, vesting 25% immediately and the remaining 75% over the following three years. In fiscal year 2001, Kim Blickenstaff, Dick Allen and Jim Fitzsimmons were granted options to purchase 4,000 shares pursuant to their reelection to the Board of Directors in May 2001, and Mr. Spencer was granted options to purchase 16,000 shares pursuant to his election to the Board of Directors on the same date. Mr. Buckman, Mr. Emmitt and Ms. Weatherman were each granted options to purchase 16,000 shares pursuant to their election to the Board of Directors in July 2001. Mr. Corbett was granted options to purchase 16,000 shares pursuant to his election as chairman of the Board of Directors in January 2002, and an additional 50,000 shares in January 2002 at the discretion of the Board. Mr. Allen and Mr. Fitzsimmons resigned from the Board of Directors on July 24, 2001. Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent or more of the Company’s common stock were made with respect to the Company’s fiscal year ended December 31, 2001, except that Kim Blickenstaff, a director of the Company, missed timely filing of a Form 4 with respect to the purchase of common stock in May 2001, (the Form 4 was subsequently filed on June 22, 2001), Brett Wall, an officer of the Company, missed timely filing of a Form 3 upon first becoming subject to the filing requirements under Section 16(a) in April, 2001, (the Form 3 was subsequently filed on July 11, 2001), and Paul Buckman, a director, did not report 10,000 shares of the Company’s common stock he held upon the filing of his Form 3 in August 2001 (these shares were reported on his Form 5 filed in January 2002).

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Set forth below is certain information as of April 1, 2002 regarding the beneficial ownership of the Company’s common stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Abbott Laboratories 100 Abbott Park Road Abbott Park, Illinois 60064	1,212,628	5.96%

Micro Investment, LLC(3) 466 Lexington Avenue New York, NY 10017	10,106,148	49.69%

Warburg, Pincus Equity Partners, L.P(4) 466 Lexington Avenue New York, NY 10017	9,128,540	44.89%

Vertical Fund Associates, L.P.(5) Vertical Life Sciences L.P. 25 Deforest Avenue Summit, New Jersey 07901	977,608	4.80%

Pequot Capital Management, Inc.(6) 500 Nyala Farm Road Westport, Connecticut 06880	1,324,400	6.51%

James Corbett(7)	24,000	*

John Rush(8)	356,977	1.73%

George Wallace(9)	457,849	2.23%

Dale A. Spencer(10)	8,000	*

Kim Blickenstaff(11)	54,000	*

Paul Buckman(12)	14,000	*

Elizabeth H. Weatherman(13)	9,132,540	44.90%

Richard B. Emmitt(14)	981,608	4.83%

Harold Hurwitz(15)	122,536	*

William McLain(16)	131,166	*

Earl Slee(17)	145,021	*

Brett Wall(18)	80,263	*

All executive officers and directors as a group (11 persons)(19)	11,150,983	53.11%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of April 1, 2002 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. 20,337,003 shares of common stock of the Company were outstanding as of April 1, 2002.

(3)	Shares owned directly by Micro Investment, LLC. Based on information set forth in a Schedule 13D/A, filed with the Securities and Exchange Commission on July 27, 2001.
(4)
Warburg, Pincus Equity Partners, L.P., including three affiliated partnerships, owns an 86.89% membership interest in Micro Investment, and, as managing member, has voting and investment power over certain shares not directly attributable to Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P. may be deemed to be a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 9,128,540 shares. Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P. is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. The address of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co. and Warburg Pincus LLC is 466 Lexington Avenue, New York, New York 10017.

(5)
Vertical Fund Associates, L.P. and Vertical Life Sciences L.P. own an aggregate 9.67% membership interest in Micro Investment and may be deemed to be a beneficial owner of 977,608 shares. The Vertical Group, L.P. is the sole general partner of Vertical Fund Associates, L.P and Vertical Life Sciences L.P. The address of The Vertical Group, Vertical Fund Associates, L.P and Vertical Life Sciences L.P. is 25 Deforest Avenue, Summit, New Jersey 07901.

(6)
Based on information set forth in a Schedule 13G/A, filed with the Securities and Exchange Commission on February 14, 2002. Includes 800,000 shares of common stock owned by Pequot Private Equity Fund II LP, 216,600 shares of common stock owned by Pequot Healthcare Fund, L.P., 273,000 shares of common stock owned by Pequot Healthcare Offshore Fund, L.P. and 34,800 shares of common stock owned by Pequot Healthcare Institutional Fund, L.P. Pequot Capital Management, Inc. is the investment manager of Pequot Private Equity Fund II LP, Pequot Healthcare Fund, L.P., Pequot Healthcare Offshore Fund, L.P. and Pequot Healthcare Institutional Fund, L.P., holds all voting and dispositive power for all shares of records held by such entities, and disclaims beneficial ownership of the shares held therein.

(7)	Includes 16,500 shares subject to options held by Mr. Corbett exercisable within 60 days of April 1, 2002.
(8)
Includes 350,000 shares subject to options held by Mr. Rush exercisable within 60 days of April 1, 2002. Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

(9)
Includes 174,946 shares subject to options exercisable within 60 days of April 1, 2002. Also includes 10,000 shares held in trust for Mr. Wallace’s mother. Mr. Wallace disclaims beneficial ownership of the shares held in trust for his mother.

(10)
Consists of 8,000 shares subject to options exercisable within 60 days of April 1, 2002. Mr. Spencer owns a 1.79% membership interest in Micro Investment but does not have voting or investment power over any shares.

(11)	Includes 20,000 shares subject to options held by Mr. Blickenstaff exercisable within 60 days of April 1, 2002.
(12)
Mr. Buckman owns a 0.89% membership interest in Micro Investment but does not have voting or investment power over any shares. Includes 4,000 shares subject to options exercisable within 60 days of April 1, 2002.

(13)
Represents shares that may be deemed to be beneficially owned by Warburg, Pincus Equity Partners, L.P. Ms. Weatherman is a general partner of Warburg, Pincus & Co. and managing director and member of Warburg Pincus LLC. All shares indicated as owned by Ms. Weatherman (except for the 4,000 shares subject to options) are included because of her affiliation with Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC. Ms. Weatherman disclaims beneficial ownership of all shares owned by Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC. Includes 4,000 shares subject to options exercisable within 60 days of April 1, 2002.

(14)
Represents shares that may be deemed to be beneficially owned by Vertical Fund Associates, L.P. and Vertical Life Sciences L.P. Mr. Emmitt is a general partner of The Vertical Group, L.P. All shares indicated as owned by Mr. Emmitt (except for the 4,000 shares subject to options) are included because of his affiliation with Vertical Fund Associates, L.P., Vertical Life Sciences L.P. and The Vertical Group, L.P. Mr. Emmitt disclaims beneficial ownership of all shares owned by Vertical Fund Associates, L.P., Vertical Life Sciences L.P. and The Vertical Group, L.P. Includes 4,000 shares subject to options exercisable within 60 days of April 1, 2002.

(15)	Includes 120,171 shares subject to options held by Mr. Hurwitz exercisable within 60 days of April 1, 2002.
(16)	Includes 90,274 shares subject to options held by Mr. McLain exercisable within 60 days of April 1, 2002.
(17)	Includes 141,375 shares subject to options held by Mr. Slee exercisable within 60 days of April 1, 2002.
(18)	Includes 78,499 shares subject to options held by Mr. Wall exercisable within 60 days of April 1, 2002.
(19)	Includes directors’ and executive officers’ shares, including shares subject to options exercisable within 60 days of April 1, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 28, 2000, Abbott Laboratories and the Company entered into an agreement that superceded their previously existing August 1998 distribution agreement. Under the terms of the June 2000 agreement, Abbott has exclusive rights to distribute the Company’s peripheral blood clot therapy products in the United States and Canada, and the Company has certain responsibilities for marketing and promotion.

In September 1996, William McLain, an officer of the Company, issued a note to the Company in the aggregate amount of $15,000, bearing an interest rate of 8% per annum. The balance due on the note was paid January 2000.

In November 1999, William McLain and George Wallace, officers of the Company, exercised options in conformity with the Company’s 1996 Stock Incentive Plan, resulting in the issuance of 39,925 shares of the Company’s common stock to Mr. McLain and 16,705 shares of the Company’s common stock to Mr. Wallace. Mr. McLain and Mr. Wallace issued full-recourse promissory notes to the Company, each bearing an interest rate of 5.47% per annum, in the amount of $213,544 and $79,920, respectively, each collateralized by such shares of the Company’s common stock, due October 2002. In February 2001, Mr. Wallace repaid the principal and accrued interest of his note, which aggregated $85,128 at December 31, 2000.

In April 2000, William McLain borrowed $65,307 from the Company and George Wallace borrowed $102,750 from the Company, which amounts were evidenced by full-recourse promissory notes issued to the Company by Mr. McLain and Mr. Wallace, each bearing an interest rate of 6.49% per annum. The note issued by Mr. McLain was collateralized by 39,925 shares of the Company’s common stock, and the note issued by Mr. Wallace was collateralized by 41,080 shares of the Company’s common stock. Certain interest payments on the notes were due in April of 2001 and 2002, with the remaining principal and interest due in April 2003. In January 2001, the Company and Mr. Wallace agreed to offset incentive compensation otherwise payable to him against all of the principal and accrued interest of his note, which aggregated $107,543 at December 31, 2000.

The Company manufactures products for sale to Sub-Q, Inc., a privately-held business whose President and Chief Executive Officer, George Wallace, is a member of the Company’s Board of Directors. Sales to Sub-Q, Inc., were $21,890 in 2000 and $31,718 in 2001.

In May 2001, the Company entered into a Securities Purchase Agreement with Micro Investment. LLC, which, following stockholder approval obtained at a special meeting of stockholders on July 26, 2001, resulted in Micro Investment owning 10,106,148 shares of the Company’s common stock, which as of April 1, 2002, is approximately 49.69% of the Company’s outstanding shares. Pursuant to the terms of the purchase agreement, for so long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, the Company has agreed that the number of members of its Board of Directors shall not exceed seven. Micro Investment consented to an increase in the size of the Board in January 2002, at which time James Corbett was elected to the Board as its chairman. Additionally, the purchase agreement obligates the Company to nominate and use its best efforts to cause to be elected and to remain as a director on the Board, (i) one person designated by Micro Investment, as long as Micro Investment owns at least 5%, but less than 10% of the outstanding shares of common stock of the Company, (ii) two persons designated by Micro Investment, as long as Micro Investment owns at least 10%, but less than 20% of the outstanding shares of common stock of the Company, (iii) three persons designated by Micro Investment, as long as Micro Investment owns at least 20%, but less than 30% of the outstanding shares of common stock of the Company, and (iv) four persons designated by Micro Investment, as long as Micro Investment owns at least 30% of the outstanding shares of common stock of the Company. In addition, the purchase agreement provides that for so long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, at least one of the members of the Company’s Board of Directors designated by Micro Investment shall serve as a member of each committee of the Board. As of April 12, 2002, Micro Investment’s four Board of Director designees are Dale A. Spencer, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman.

Pursuant to the terms of the purchase agreement between the Company and Micro Investment, the Company filed a registration statement for the purpose of registering the 10,106,148 shares sold to Micro Investment under the Securities Act of 1933, as amended. The Company is obligated to keep the registration statement effective until the earlier of the date on which all of the shares are sold or can be sold by Micro Investment in any 90 day period without registration in compliance with Rule 144 under the Securities Act without regard to the volume limitations imposed by Rule 144. If the registration statement is suspended or is otherwise not effective for more than sixty (60) days during any 12-month period, then the Company shall be obligated to pay Micro Investment liquidated damages in the amount of 2% of the aggregate purchase price paid for the shares of common stock for every 30 day period such suspension or non-effectiveness continues. Pursuant to the terms of the purchase agreement, the Company also granted Micro Investment a right to participate in future sales by the Company of its equity securities based upon the percentage ownership in the Company at the time of the sale, except in certain limited circumstances.

In November 2001, the Company signed a sales representative agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International provides product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products. Additionally, James Corbett, the Chairman of the Company’s Board of Directors and the Company’s acting Chief Executive Officer and President, is the President of ev3 International, Inc. and Executive Vice President and a director of ev3 Inc. Dale Spencer, a director of the Company, is a director of ev3 International and chairman of the board of directors of ev3 Inc. Elizabeth Weatherman, a director of the Company, is a director of ev3 Inc. Paul Buckman, a director of the Company, is President, Chief Executive Officer and a director of ev3 Inc.

The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board.

PROPOSAL TWO

AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES PURCHASABLE THEREUNDER FROM 3,250,000 TO 4,750,000 SHARES

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Approval of the amendments to the 1996 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted “for” the amendment of the 1996 Plan to add 1,500,000 shares of common stock to the pool of shares reserved for issuance thereunder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 1996 PLAN.

DESCRIPTION OF THE 1996 PLAN

The principal features of the 1996 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1996 Plan itself. Copies of the 1996 Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

The Board of Directors adopted and the stockholders of the Company originally approved the 1996 Stock Incentive Plan (the “1996 Plan”) in July 1996. The purpose of the 1996 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1996 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and is not a qualified deferred compensation plan under Section 401(a) of the Code.

At the time of its adoption, the 1996 Plan authorized the sale of up to 600,000 shares of common stock. On May 29, 1998 the Board of Directors and stockholders amended the 1996 Plan to increase the authorized number of shares of common stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of common stock subject to the 1996 Plan to 1,100,000. On May 27, 1999, the Board of Directors and the stockholders amended the 1996 Plan to increase the authorized number of shares of common stock issuable thereunder by 900,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of common stock subject to the 1996 Plan to 2,000,000. On September 25, 2000, the Board of Directors and stockholders amended the 1996 Plan to increase the authorized number of shares of common stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of common stock subject to the 1996 Plan to 2,500,000. On May 31, 2001, the Board of Directors and stockholders amended the 1996 Plan to increase the authorized number of shares of common stock issuable thereunder by 750,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of common stock subject to the 1996 Plan to 3,250,000.

ADMINISTRATION

The 1996 Plan may be administered by either the Board of Directors or a committee appointed by the Board (the Board and the committee are hereinafter referred to as the “Administrator”). The Board has delegated the duties of Administrator to the Compensation Committee, which is comprised of three non-employee directors, all of whom are eligible to participate in the 1996 Plan. Subject to the provisions of the 1996 Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the 1996 Plan. See “Directors’ Fees” regarding the annual grant of options to non-employee directors.

The Board may from time to time alter, amend, suspend or terminate the 1996 Plan in such respects as the Board may deem advisable, provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1996 Plan will terminate on August 1, 2006.

ELIGIBILITY

Incentive Options.    Officers and other key employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an “Affiliated Company”) (including directors if they also are employees of the Company or an Affiliated Company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive options under the 1996 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the Administrator so determines. No incentive stock options may be granted to an optionee under the 1996 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1996 Plan of the Company and its affiliates exceeds $100,000.

Nonqualified Options or Restricted Shares.    Officers and other key employees of the Company or of an Affiliated Company, any member of the Board, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares under the 1996 Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the Administrator so determines.

In no event may any individual be granted options under the 1996 Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 100,000 shares. As of March 25, 2002, approximately 119 persons were participating in the 1996 Plan.

VESTING AND EXERCISE

The exercise price of incentive stock options must at least be equal to the fair market value of a share of common stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of common stock on the date such option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). The exercise price of all options granted under the Plan to non-employee directors shall be 100% of the fair market value of the common stock on the date of grant, and all such options shall have a term of 10 years. Payment of the exercise price may be made in cash, by delivery of shares of the Company’s common stock or, potentially, through the delivery of a promissory note, provided that an amount equal to at least the aggregate par value of the shares purchased upon exercise of an option must be paid in a form of consideration permitted under the Delaware General Corporation Law. The Administrator has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding common stock). Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

Until April 2002, the terms of 1996 Plan provided that the vesting with respect to all issued and outstanding options to purchase common stock of the Company would accelerate and become fully exercisable upon a “change in control.” The consummation of the second closing of an investment in the Company by Micro Investment, LLC, in July 2001 resulted in a “change in control” for the purposes of the 1996 Plan, and therefore all then-outstanding options to purchase common stock under the 1996 Plan immediately became fully exercisable at such time. However, new options granted after the first closing of the investment by Micro Investment in June 2001, but prior to the second closing in July 2001, included a modified “change in control” provision, so that the vesting of any such new options would not accelerate upon the “change in control” caused by the July 2001 transaction, and for officers of the Company, would only accelerate upon a change in control cause by the July 2001 transaction if within twelve months of the change in control, the officer voluntarily resigns for “good reason” or is terminated for any reason other than for “cause.”

In April 2002, the Board of Directors amended the 1996 Plan to provide that vesting with respect to all subsequently issued options to purchase common stock and the repurchase rights with respect to restricted stock will not accelerate upon a “change in control” unless the options or restricted stock will not be assumed by the acquiring or successor entity (or parent thereof), or unless new options or restricted stock of comparable value are not to be issued in exchange therefor. However, the Administrator may at its discretion provide for other vesting arrangements in an option agreement or restricted stock purchase agreement, including arrangements which provide for full acceleration of vesting upon a change in control.

NEW PLAN BENEFITS

The Company believes that the benefits or amounts that have been received or will be received by any participant under the 1996 Plan cannot be determined.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 1996 PLAN

The following is a summary of certain federal income tax consequences of participation in the 1996 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1996 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Options.    No taxable income will be recognized by an optionee under the 1996 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an incentive option.

The exercise of an incentive option may result in items of “tax preference” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

Nonqualified Options.    No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock.    If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when the Company’s repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

TAX WITHHOLDING

Under the 1996 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1996 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of common stock owned by the participant.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

The affirmative vote of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote will be required to approve this proposal.

PricewaterhouseCoopers LLP has audited the Company’s financial statements annually since its fiscal year ended December 31, 1996. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

The total fees billed for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s report on Form 10-KSB, and the reviews of the financial statements included in the Company’s reports on Form 10-QSB, were $75,690 for the year ended December 31, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

PricewaterhouseCoopers LLP did not perform any services or bill any fees for direct or indirect operation and/or supervision of the operation of the Company’s information system, management of the Company’s local area network, and/or designing or implementing a hardware or software system that aggregates source data underlying the financial statement or generates information that is significant to the Company’s financial statements taken as a whole for the year ended December 31, 2001.

ALL OTHER FEES

The total fees billed for all other services rendered were $164,674 for the year ended December 31, 2001.

The Audit Committee has considered whether the provision of other services, including tax services, is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors will require the affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted “for” the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director under the applicable rules of The Nasdaq National Market. The Board of Directors adopted a written charter for the Audit Committee on April 25, 2000, a copy of which is attached to this proxy statement as Appendix A. The Company operates with a January 1 to December 31 fiscal year.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing and the members of the Audit Committee are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management and the independent auditors.

The Audit Committee held two (2) meetings during fiscal 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company’s independent auditors, PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audits. The Audit Committee has reviewed the Company’s audited financial statements and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors during the 2001 fiscal year and in early 2002, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. When evaluating PricewaterhouseCoopers LLP’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and be filed with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

Kim Blickenstaff, Chairperson
Richard Emmitt
Dale Spencer

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the Company’s 2003 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 2, 2002, which is 120 calendar days prior to the anniversary of this year’s mailing date in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2003 annual meeting of stockholders is March 19, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2003 annual meeting of stockholders.

The Company was not notified of any stockholder proposals to be addressed at the 2002 annual meeting of stockholders. Because the Company was not provided notice of any stockholder proposal to be included in the proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

OTHER MATTERS

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

By:	/s/ JAMES CORBETT
James Corbett Chairman of the Board of Directors, and acting Chief Executive Officer and President

April 30, 2002

The Annual Report to stockholders of the Company for the fiscal year ended December 31, 2001 is being mailed concurrently with this proxy statement to all stockholders of record as of April 12, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

APPENDIX A

MICRO THERAPEUTICS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.    PURPOSE

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

•	Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company.

•	Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors,[1] and free from any relationship that, in the opinion of the Board, would

[1]	A director will not be considered independent under the following circumstances:

(a)
Employees.    A director who is an employee (including non-employee executive officers) of the Company or its affiliates may not serve on the Audit Committee until three years following the termination of such employment. However, if such relationship is with a former parent or predecessor of the Company, the three-year bar applies to the time period following the severance of the relationship between the Company and the former parent or predecessor. "Affiliate" includes a subsidiary, sibling corporation, or predecessor, parent corporation or former parent corporation.

(b)
Business Relationship.    A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant), may serve on the Audit Committee only if the Company's Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In no event, however, may a director who is a partner in, or controlling shareholder or an executive officer of, any for-profit business organization of which the Company made or received payments (except those payments arising from investments in the Company's securities) that exceed 5% of the Company's gross revenues for that year or $200,000, whichever is more, in any of the past three years be considered independent. Furthermore, a director who accepts any compensation from the Company or its affiliates, in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax qualified retirement plan, or non-discretionary compensation will not be considered independent. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices,[2] and at least one member of the Audit Committee shall have accounting or related financial management expertise.[3]

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.    MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company’s financial statements consistent with Section IV.4 below.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.  Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2.  Review with management and the independent accountants the Company’s annual financial statements to be included in Form 10-KSB prior to its filing, and the Annual Report to Stockholders prior to its mailing,

position,	or (3) the direct business relationship between the director and the Company.
(b)
Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the audit committee.

(c)
Immediate Family. A director who is an immediate family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship. "Immediate family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

[2]
According to the NASD, "familiarity with basic finance and accounting practices" requires that each such member of the Audit Committee be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment.

[3]
According to the NASD, "accounting or related financial management expertise" requires a member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

3.  Review with management and the independent accountants the Form 10-QSB prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. A designated member of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

4.  Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants’ review of the financial statements and controls of the Company. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

5.  Oversee independence of the accountants by:

•
receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•
reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

•	recommending, if necessary, that the Board take certain action to satisfy itself of the auditor’s independence.

6.  Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

Financial Reporting Process

7.  In conjunction with the independent accountants, review the integrity of the Company’s financial reporting processes, both internal and external.

8.  Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices as suggested by the independent accountants or management.

9.  Establish regular systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

10.  Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

Legal Compliance/General

11.  Review with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

12.  Report through a designated Committee member to the Board following meetings of the Audit Committee.

13.  Maintain minutes or other records of meetings and activities of the Audit Committee.

14.  Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement and shall state whether the Audit Committee have:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with the independent auditors the matters required to be discussed by SAS No. 61; and

•
Received certain disclosures from the auditors regarding their independence as required by ISB No. 1, and state whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report filed with the SEC based upon such disclosure.

PROXY

MICRO THERAPEUTICS, INC.
Proxy Solicited by the Board Of Directors
Annual Meeting of the Stockholders—May 30, 2002

      The undersigned hereby nominates, constitutes and appoints James Corbett and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at the 2002 annual meeting of Stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on May 30, 2002, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 and 3.

1.	ELECTION OF DIRECTORS:

      ☐        FOR                                                                          ☐        WITHHOLD AUTHORITY
                  all nominees listed below (except                                       to vote for all nominees listed below
                  as marked to the contrary below)

Election of the following nominees as directors: James Corbett, George Wallace, Kim Blickenstaff, Dale A.
Spencer, Elizabeth Weatherman, Richard Emmitt and Paul Buckman.

(Instructions:  To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT THERETO BY 1,500,000 TO A TOTAL OF 4,750,000:

                                ☐    FOR                            ☐    AGAINST                            ☐    ABSTAIN

3.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS:

                                ☐    FOR                            ☐    AGAINST                            ☐    ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE AMENDMENT OF THE 1996 STOCK INCENTIVE PLAN AND “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

Date , 2002

(Signature of stockholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN
AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.